                                                                EXHIBIT 10.01(a)


               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into by and among MERIDIAN NATIONAL CORPORATION, a Delaware corporation ("MNC"), OTTAWA RIVER STEEL CO., an Ohio corporation ("ORS"), EPI TECHNOLOGIES, INC., a Delaware corporation ("EPI") and ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY, an Ohio general partnership ("EPIC"; and together with MNC, ORS and EPI sometimes shall be referred to collectively as "Borrowers" and individually as a "Borrower") and NATIONAL BANK OF CANADA ("Bank").


                                   RECITALS
                                   --------

     A. MNC, ORS, Interstate Metal Processing, Inc., National Metal Processing, Inc., Precise Pac, Inc. and Meridian Environmental Services, Inc. (the "Original Borrowers") and Bank (successor to National Canada Finance Corp., as successor to the Bank of New England, N.A.) are parties to a certain Loan and Security Agreement dated as of December 6, 1989 (the "Original Agreement") pursuant to which Bank agreed to make certain credit accommodations available to the Original Borrowers.

     B. The Original Agreement has been amended pursuant to the terms of a certain Amendment No. 1 to Loan and Security Agreement dated March, 1990 ("Amendment No. 1"), Amendment No. 2 to the Loan and Security Agreement dated September 14, 1990 ("Amendment No. 2"), Amendment No. 3 to the Loan and Security Agreement effective as of May 31, 1991 ("Amendment No. 3"), Amendment No. 4 to the Loan and Security Agreement effective as of June 22, 1992 ("Amendment No. 4"), Amendment No. 5 to the Loan and Security Agreement dated May 11, 1993 ("Amendment No. 5"), a letter amendment dated June 9, 1993 (the "Letter Amendment"), Amendment No. 6 to the Loan and Security Agreement dated October 20, 1993 ("Amendment No. 6"), Amendment No. 7 to the Loan and Security Agreement dated January 31, 1994 ("Amendment No. 7"), Amendment No. 8 to the Loan and Security Agreement effective as of November 30, 1994 ("Amendment No. 8"), Amendment No. 9 to the Loan and Security Agreement effective as of February 14, 1995 ("Amendment No. 9"), Amendment No. 10 to the Loan and Security Agreement effective as of May 25, 1995 ("Amendment No. 10"), Amendment No. 11 to the Loan and Security Agreement effective as of February 29, 1996 ("Amendment No. 11"), Amendment No. 12 to the Loan and Security Agreement effective as of July 25, 1996 ("Amendment No. 12"), Amendment No. 13 to the Loan and Security Agreement effective as of November 4, 1996 ("Amendment No. 13") and Amendment No. 14 to the Loan and Security Agreement effective as of May 12, 1997 ("Amendment No. 14"). The Original Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10, Amendment No. 11, Amendment No. 12, Amendment No. 13 and Amendment No. 14, or as otherwise previously amended or modified by the parties, is hereinafter referred to as the "Loan Agreement".

     C. EPI and MNC have executed and delivered to Bank the EPI First Term Note and the EPI Second Term Note (each as defined in the Loan Agreement) and EPI, EPIC and MNC have executed and delivered the EPI Third Term Note. EPI and Bank are also parties to a Security Agreement dated November 4, 1996 (the "EPI Security Agreement") pursuant to which EPI and EPIC have granted to Bank a security interest in certain Property described therein.

     D. Borrowers are currently in default with respect to the Loan Agreement, and have requested that Bank (1) restructure the credit facilities under the Loan Agreement and (2) consent to the purchase by certain individuals affiliated with MNP Corporation of a controlling interest in MNC and its Subsidiaries pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated June 25, 1999 among MNP Corporation, certain individual buyers listed in the Stock Purchase Agreement (the "Buyers") and MNC.

     E. Subject to the conditions set forth in this Agreement, Bank has agreed to restructure the credit facilities and consent to the purchase of stock by certain individuals affiliated with MNP Corporation pursuant to the Stock Purchase Agreement on the further condition that Borrowers and Bank amend and restate the terms and conditions of the credit accommodations in their entirety pursuant to the terms of this Agreement.


                                  PROVISIONS
                                  ----------

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth in this Agreement, it is agreed that the Loan Agreement is hereby amended and restated in its entirety as follows:

1.   GENERAL
     -------

     1.1  Defined Terms.  When used herein, the following terms shall have the
          -------------
following meanings:

          Account Debtor - Any Person who is or may become obligated to a
          --------------
     Borrower under, with respect to or on account of an Account.

          Accounts - As to each Borrower, all of such Borrower's accounts,
          --------
     contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, for goods sold or leased or for services rendered, whether or not earned by performance and whether or not evidenced by contracts, instruments or documents, or however otherwise the same may have been established or created, all guarantees and security therefor, all right, title and interest of such Borrower in the merchandise or services which gave rise thereto including, without limitation, the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

          Affiliate - With respect to each Borrower, each other Borrower, any
          ---------
     Subsidiary or executive officer or director of any Borrower or any other
     Person:

              (A) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, any Borrower;

              (B) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of any class of the Voting Stock of any Borrower; or

              (C) Ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by any Borrower.

     The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise.

          Bankruptcy Laws - All applicable statutes, rules, regulations and
          ---------------
     other forms of law, federal, state or otherwise including, without limitation, the provisions of Title 11 of the United States Code, in each instance as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of Persons or the modification or alteration of the rights of creditors.

          Bank's Account - As defined in Section 5.5(B) of this Agreement.
          --------------

          Base Rate - The prime rate for commercial loans, as announced publicly
          ---------
     by Bank from time to time as its United States prime rate or its corporate base rate or other designation which may replace its prime rate, which rate may not be the lowest or best rate offered by Bank.

          Capital Expenditures - As to each Borrower, amounts expended or which
          --------------------
     such Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (A) for the acquisition, construction or installation of properties that are to be included as fixed assets on such Borrower's books, (B) for the lease of any property that would be capitalized under GAAP, (C) for the incurring of any other capitalized cost or (D) for any additions to or replacements of any of the foregoing.

          Code - The Uniform Commercial Code as adopted and in force in the
          ----
     State of Ohio as from time to time in effect.

          Collateral - The Fixed Collateral, Revolving Collateral, and all other
          ----------
     Property of Borrowers now or at any time or times hereafter subject to a Lien in favor of Bank.

          Collateral Location - As to each Borrower, such Borrower's principal
          -------------------
     business location, and all states and counties where any Collateral with an aggregate value of

     $10,000 or more is located as of the date hereof, including, without limitation, the locations identified on Exhibit A-1 attached to this
                                             -----------
     Agreement.

          Contract Rate - With respect to the Revolving Loan, the Revolving Loan
          -------------
     Contract Rate and with respect to the Term Loan, the Term Loan Contract
     Rate.

          Controlled Group - For each Borrower, each Person required to be
          ----------------
     aggregated with such Borrower under IRC Sections 414(b), (c), (m) or (o).

          Credit Documents - This Agreement, the Notes and all other agreements,
          ----------------
     instruments and documents (including, without limitation, all assignments, security agreements, lien waivers, subordinations, guarantees, powers of attorney, and consents) heretofore, now, or hereafter executed by any Borrower and/or delivered to Bank with respect to the transactions contemplated by this Agreement, in each instance as the foregoing may be amended from time to time.

          Credit Note - The Amended and Restated Credit Note to be executed by
          -----------
     Borrowers in the form attached as Exhibit B-1 to this Agreement (with such
                                       -----------
     changes or modifications, if any, to which Bank may agree) evidencing the Revolving Loan made by Bank pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

          Debt Instruments - As to each Borrower, any contract, agreement,
          ----------------
     instrument, or other document or arrangement under which such Borrower has
     (A) any indebtedness, obligation, or liability (including, without limitation, any contingent liability under any guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing, or (B) the right or obligation to incur any such indebtedness, obligation or liability.

          Default Rate - A fluctuating rate of interest equal to two (2)
          ------------
     percentage points above the applicable Contract Rate.

          Depository Account - As defined in Section 5.5(A) of this Agreement.
          ------------------

          Depository Agreement - As defined in Section 5.5(A) of this Agreement.
          --------------------

          Depository Bank - As defined in Section 5.5(A) of this Agreement.
          ---------------

          Distribution - As to each Borrower, in respect of such Borrower means:
          ------------

               (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, on capital stock of such Borrower (except distributions of such stock); and

               (ii) The redemption or acquisition of any Securities of such Borrower.

          Eligible Accounts - Accounts arising out of the completed bona-fide
          -----------------
     sale or lease of goods or rendition of services by a Borrower in the ordinary course of such Borrower's business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, which are subject to Bank's perfected security interest and no other Lien (other than Permitted Liens), and for a liquidated amount maturing as stated in an invoice or other documentary evidence relating thereto which has been provided, and is in form satisfactory, to Bank; provided, however, that, unless Bank otherwise agrees, no such Account shall be an Eligible Account if:

               (A) The Account arises out of a sale made by a Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

               (B) The Account is due or unpaid more than ninety (90) days after the invoice date thereof unless covered by credit insurance acceptable and approved in advance by Bank;

               (C) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect, but only to the extent the Account Debtor claims any such right of credit, allowance, or adjustment;

               (D) The Account Debtor has returned any of the goods from the sale of which the Account arose, but only to the extent of the amount of the returned goods of such Account Debtor;

               (E) There exists any facts, events or circumstances which Bank determines in its reasonable discretion may be or would be reasonably expected to impair the validity, collectibility or enforcement of such Account or would reasonably be expected to reduce the amount payable thereunder from the face value of the invoice related thereto, but only to the extent of the amount by which the amount payable thereunder is expected to be reduced;

               (F) To the extent that the Account Debtor also is a creditor of any Borrower or to the extent that the Account otherwise is or would be reasonably expected to become subject to any right of setoff or offset by the Account Debtor, then the amount of the Account subject to the right of such setoff or offset shall not be an Eligible Account;

               (G) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor, or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator, or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

               (H) The Account arises out of a sale to an Account Debtor outside the United States unless the sale is made to an Account Debtor located in Canada, is covered by credit insurance acceptable to and approved by Bank in advance, or is made pursuant to a letter of credit, guaranty, or acceptance terms, in each case acceptable to Bank in its reasonable discretion;

               (I) The Account arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

               (J) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the right to payment of such Account is assigned to Bank, pursuant to the Assignment of Claims Act of 1940, as amended;

               (K) The goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been fully performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

               (L) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Bank, in its reasonable discretion, to the extent such Account exceeds such limit.

          Eligible Inventory - Inventory that is subject to Bank's perfected
          ------------------
     security interest and no other Lien (other than Permitted Liens), consisting of raw materials and finished goods owned by a Borrower and located at one of the Collateral Locations listed on Exhibit A-2, which, in
                                                          -----------
     Bank's good faith credit judgment, is in good and salable condition and not obsolete, unmerchantable, lost or not accountable by Borrowers and which Bank reasonably determines to be Eligible Inventory based on such credit and collateral considerations as Bank may deem appropriate. Borrowers may amend Exhibit A-2 from time to time by giving Bank written notice of such amendment, and such amendment shall be effective five (5) days following delivery of such notice to Bank. Inventory shall not be Eligible Inventory to the extent it consists of work-in-process, spare parts, property used in packaging or shipping of Inventory, or Inventory of a like use or character to the foregoing or otherwise to the extent such Inventory does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

          ERISA - The Employee Retirement Income Security Act of 1974, as
          -----
     amended from time to time, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - As defined in Section 10.1 of this Agreement.
          ----------------

          Existing Security Interests - The security interests of the Bank in
          ---------------------------
     the Fixed Collateral, Revolving Collateral and other Property of the Borrowers subject to a lien in favor of the Bank, as arising under, and evidenced by, the Original Credit Documents including the EPI Security Agreement.

          Financial Statements - The consolidated balance sheets of MNC for the
          --------------------
     fiscal years ending February 28, 1998 and February 28, 1999, and the related statements of income, changes in stockholder equity, and changes in financial position for the fiscal periods then ended, copies of which are attached hereto as Exhibit C.
                        ----------

          Fixed Collateral - Borrowers' fixed assets (other than real property)
          ----------------
     including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, tools, dies, molds, parts, material handling equipment, supplies and motor vehicles (titled and untitled) of every kind and description, now or hereafter owned by Borrowers, or in which Borrowers may have or may hereafter acquire any interest, wheresoever located, including, without limitation, the items of Fixed Collateral described in Exhibit D-1 attached to this Agreement, but specifically excluding the
     -----------
     equipment described in Exhibit D-2.
                            -----------

          GAAP - Generally accepted accounting principles, consistently applied,
          ----
     which are in effect from time to time.

          Guaranty - All obligations of any Person (the "guarantor") which
          --------
     guarantee or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, obligations incurred by such guarantor through an agreement, contingent or otherwise:

               (A) To purchase such indebtedness, liability or obligation or any Property or assets constituting security therefor;

               (B) To advance or supply funds (a) for the purchase or payment of such indebtedness, liability or obligation, or (b) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations;

               (C) To lease Property or to purchase any Security or other Property or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

               (D) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

          Indebtedness - As to each Borrower, such Borrower's present and future
          ------------
     obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising (whether under written or oral agreement, by operation of law or otherwise) including, without limitation, (A) any obligations or liabilities of any Person which are secured by any Lien (other than Permitted Liens) upon Property of such Borrower, even though such Borrower has not assumed or otherwise become liable for the payment thereof, (B) any obligations or liabilities created or arising under any lease (including capitalized leases) or under any conditional sales contract or other title retention agreement with respect to Property used or acquired by such Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (C) any obligations or liabilities arising under any lease or other contractual arrangement relating to security deposits, advance payments or other prepaid funds in the hands of or held by such Borrower subject to return or refund to any Person, (D) all unfunded pension fund obligations and liabilities, and (E) deferred taxes of any nature.

          Inventory - As to each Borrower, all inventory now owned or leased or
          ---------
     hereafter acquired or leased by such Borrower including, without limitation, all goods, merchandise, work-in-process, raw materials, finished goods and all other materials, supplies, and tangible personal property of any kind, nature or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing, or furnishing of such goods, merchandise or other personal property and all documents of title or other documents pertaining thereto.

          Lien - Any interest in Property securing an obligation owed to, or a
          ----
     claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract including, without limitation, the security interest or lien arising from a security agreement, mortgage, encumbrance, pledge, conditional sale, trust receipt or assignment, lease, consignment, or bailment for security purposes.

          Lockbox - As defined in Section 5.5(B) of this Agreement.
          -------

          Material Adverse Effect - As to any events, occurrences, or
          -----------------------
     conditions, if the result thereof, either singly or in the aggregate, would have a material and adverse effect on (1) the Property, business, operations, prospects, profitability or condition (financial or otherwise) of any Borrower, (2) any Borrower's ability to repay the Obligations or (3) Bank's Lien on any Collateral or the priority thereof.

          Material Agreements - Those contracts, agreements, documents, or other
          -------------------
     arrangements required to be disclosed under the provisions of Section 6.1(C) of this Agreement.

          Multiemployer Plan - A Pension Plan that is subject to the
          ------------------
     requirements of Subtitle E of Title IV of ERISA.

          Notes - The Credit Note, the Term Note and other notes or other
          -----
     instruments evidencing Borrowers' obligation to repay any Obligations.

          Obligations - All debts, liabilities, and obligations of Borrowers to
          -----------
     Bank under this Agreement and also any and all other debts, liabilities, and obligations of Borrowers to Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limiting the generality of the foregoing, any debt, liability, or obligation of Borrowers to Bank under any guaranty or to any other Person which Bank may have obtained by assignment or otherwise and all interest, fees, charges, and expenses which at any time may be payable by Borrowers to Bank pursuant to any of the Credit Documents or otherwise, and all costs and expenses actually incurred including reasonable attorney fees arising from or relating to claims or causes of action made or filed against Bank by third parties as a result of Borrowers' actions or inactions.

          Original Credit Documents - The Loan Agreement, the EPI Security
          -------------------------
     Agreement and each of the other "Credit Documents" as defined in the Original Agreement, executed in connection therewith or relating thereto.

          Pension Plan - Any pension plan, retirement payment plan, profit-
          ------------
     sharing plan, defined benefit or contribution plan, or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

          Permitted Indebtedness - As defined in Section 7.2(C) of this
          ----------------------
     Agreement.


          Permitted Liens - As defined in Section 7.2(G) of this Agreement.
          ---------------

          Person - An individual, partnership, joint venture, corporation,
          ------
     trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Principal Business Location - As to (1) MNC and ORS: 805 Chicago
          ---------------------------
     Street, Toledo, Ohio; and (2) EPI and EPIC: 2111 Champlain, Toledo Ohio.

          Property - Any kind of property or asset, whether real, personal, or
          --------
     mixed, or tangible or intangible, or any interest including, without limitation, any leasehold interest held in any such properties or assets.

          Restricted Investment - As defined in Section 7.2(Q) of this
          ---------------------
     Agreement.

          Revolving Collateral - All of Borrowers'
          --------------------

               (1)  Inventory;

               (2) Contract rights and general intangibles including, without limitation, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, and deposit accounts whether now owned or hereafter created or acquired;

               (3) Accounts and other receivables, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created; and

               (4) Documents, warehouse receipts, instruments, and chattel paper, whether now owned or hereafter created.

          Revolving Loan - As defined in Section 2.3(A) of this Agreement.
          --------------

          Revolving Loan Contract Rate - A fluctuating rate equal to three
          ----------------------------
     quarters of one (3/4) percentage point above the Base Rate; provided that in the event no convenant default or other Event of Default under this Agreement has occurred and is continuing on August 31, 2000, the Revolving Loan Contract Rate shall be reduced on that date to one half (1/2) of one percentage point above the Base Rate..

          Revolving Loan Borrowing Base - Subject to the provisions of Section
          -----------------------------
     2.3(B) of this Agreement, an amount equal to the lesser of:

               (1) the sum of (a) eighty percent (80%) of the unpaid face amount of Eligible Accounts (less the maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) and fifty percent (50%) of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory, provided, however, that the Borrowing Base On Eligible Inventory shall in no event exceed $4,500,000; or

               (2)  the Revolving Loan Credit Limit.

          Revolving Loan Credit Limit - An amount equal to Ten Million Dollars
          ---------------------------
     ($10,000,000).

          Security - As defined in Section 2(1) of the Securities Act of 1933,
          --------
     as amended.

          Subordinated Debt - Indebtedness of any Borrowers to MNP Corporation
          -----------------
     and such other indebtedness which is subordinated and junior in right of payment to the Obligations to the extent, in such manner and pursuant to an instrument evidencing such subordination, acceptable to Bank.

          Subordinated Debt Documents - (i) The Loan Agreement among MNC, ORS,
          ---------------------------
     EPIC and MNP Corporation dated as of June 30, 1999, (ii) the Security Agreement among MNC, ORS, EPIC and MNP Corporation dated as of June 30, 1999, (iii) the Initial Demand Promissory Note of MNC, ORS and EPIC dated June 30, 1999 in the principal amount of $1,500,000 payable to MNP Corporation, (iv) the Additional Demand Promissory Note of MNC, ORS and EPIC dated June 30, 1999 in the principal amount of $1,500,000 payable to MNP Corporation, and (v) the Second Mortgage from ORS in favor of MNP Corporation dated as of June 30, 1999.

          Subsidiary - As to a Borrower, any corporation of which 50% or more of
          ----------
     the Voting Stock is at any time, directly or indirectly, owned by such Borrower and/or one or more of its Subsidiaries.

          Term Loan - As defined in Section 2.1 of this Agreement.
          ----------

          Term Note - The Amended and Restated Term Note to be executed by
          ---------
     Borrowers in the form attached as Exhibit B-2 to this Agreement (with such
                                       -----------
     changes or modifications, if any, to which Bank may agree) evidencing the term loan made by Bank pursuant to Section 2.1 of this Agreement, together with all amendments thereto and all notes issued in substitution or replacement thereof.

          Term Loan Contract Rate - A fluctuating rate equal to one (1)
          -----------------------
     percentage point above the Base Rate; provided that in the event no covenant defaults or other Events of Default under this Agreement occur and are continuing on August 31, 2000, the Term Loan Contract Rate shall be reduced on that date to a fluctuating rate equal to three quarters (3/4) of one percentage point above the Base Rate.

          Unused Line Fee - As defined in Section 2.4 hereof.
          ---------------

          Voting Stock - Securities of any class or classes of a corporation
          ------------
     which, at the time of reference thereto, entitles the holders to elect a majority of the corporate directors.

     1.2  Accounting Terms. Any accounting terms used in this Agreement which
          ----------------
are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

     1.3  Other Terms.  Unless the context indicates to the contrary, all other
          -----------
terms contained in this Agreement shall have the meanings provided for by the Code to the extent the same are used or defined therein.

     1.4  Use of Plural Form. All definitions shall be equally applicable to
          ------------------
both the singular and plural forms of the defined terms.

2.   LOANS AND ADVANCES
     ------------------

     Subject to the provisions of this Agreement and each of the other Credit Documents including, without limitation, those pertaining to the advances by Bank relating to the Revolving Loan and otherwise, provided that no loan advances need be made by Bank if, at the date of request for loan advances hereunder by Borrowers, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Bank will provide the credit facility described in this Section 2 for the account of Borrowers.

     2.1  Term Loan. Bank will make a term loan (the "Term Loan") to Borrowers
          ---------
in the amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000). The Term Loan shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Term Note.

     2.2  Payment Terms of Term Loan.
          ---------------------------

          (A)  Interest. The Term Loan shall bear interest on the unpaid
               --------
     principal balance until the date paid at a rate per annum equal to the Term Loan Contract Rate in effect from time to time, such interest being payable monthly on the first day of each month commencing October 1, 1999. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

          (B)  Fixed Principal Installments.  Subject otherwise to the terms and
               -----------------------------
     provisions of the Term Note, the principal balance of the Term Loan shall be payable in forty-eight monthly installments as follows: (a) forty-seven
     (47) equal monthly installments of Thirty-Five Thousand Dollars ($35,000) each, commencing April 1, 2000, and continuing on the last day of each month thereafter, and (b) a final payment of Five Thousand Dollars ($5,000) due and payable on March 1, 2004.

     2.3  Revolving Loan
          --------------

          (A)  Establishment of Revolving Loan. Subject to the provisions of
               -------------------------------
     this Agreement, and subject at all times to Bank's right in the exercise of its reasonable credit judgment to the creation of reserves for accrued but unpaid interest and otherwise as Bank deems necessary or appropriate from time to time, Bank shall make such loans to Borrowers (the "Revolving Loan") consisting of advances made by Bank against the value of Eligible Inventory and Eligible Accounts in such amounts as Borrowers shall request; provided, however, that the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not at any time exceed the Revolving Loan Borrowing Base.

          (B)  Changes in Revolving Loan Borrowing Base. Bank shall not have the
               ----------------------------------------
     right to change the advance rates set forth in the Revolving Loan Borrowing Base or change any other components of the Revolving Loan Borrowing Base except upon the occurrence and during the continuance of an Event of Default. Each such change shall become effective immediately for the purpose of calculating the amounts borrowed by Borrowers under the Revolving Loan.

          (C)  Payment. The Revolving Loan shall be payable in full upon the
               -------
     earlier of an Event of Default or March 1, 2002, shall bear interest as provided in Section 2.3(D) of this Agreement, and shall be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of the Revolving Note shall be evidenced by Bank's record of disbursements and repayments, which record shall be subject to Section 2.6 hereof.

          (D)  Interest on Revolving Loan. The Revolving Loan shall bear
               --------------------------
     interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Revolving Loan Contract Rate, such interest being payable monthly commencing September 30, 1999 and continuing thereafter on the last day of each month so long as any principal balance remains outstanding. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

     2.4  Unused Line Fee. Until such time as the Revolving Loan is terminated
          ---------------
as provided herein and the Revolving Loan is paid in full, Borrowers shall pay to Bank an amount (the "Unused

Line Fee") equal to one-quarter of one percent (1/4%) of the difference between the maximum face amount of the Revolving Loan of $10,000,000 (as of the date of this Agreement) and the average outstanding principal balance of the Revolving Loan during such monthly period. The Unused Line Fee shall be determined in arrears for each month commencing on September 30, 1999 and continuing on the last day of each month thereafter. The Unused Loan Fee shall be due and payable commencing October 1, 1999 and continuing on the 1st day of each subsequent month thereafter.

     2.5  Optional Charge Against Revolving Loan. To the extent Borrowers do not
          --------------------------------------
remit, when due, any payments of interest or, in the case of loans other than the Revolving Loan, any payment of principal or any other payment required to be made by Borrowers to Bank pursuant to the terms of any of the Credit Documents, Bank may make such payment in the exercise of its reasonable discretion by increasing the outstanding principal balance of the Revolving Loan to prevent any such amount from becoming past due, but it is expressly acknowledged and agreed by Borrowers that Bank shall be under no obligation to do so.

     2.6  Accountings.  Any accounting rendered by Bank to Borrowers shall be
          -----------
deemed correct and conclusively binding upon Borrowers unless Borrowers notify Bank by certified mail, return receipt requested, within thirty (30) calendar days after the date when each such accounting is received by MNC.

     2.7  All Advances to Constitute One Loan. The Revolving Loan, the Term Loan
          -----------------------------------
and all other amounts owed by Borrowers to Bank under this Agreement, whether or not evidenced by a promissory note, shall constitute one obligation of Borrowers, secured by Bank's lien on and security interest in all of the Collateral. Each Borrower shall be jointly and severally liable to Bank for all of the Obligations, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Bank hereunder inure to the benefit of Borrowers, and that Bank is relying on the joint and several liability of Borrowers in extending credit and otherwise making advances hereunder.

     2.8  Excess Interest.  In no contingency or event whatsoever shall the
          ---------------
interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has received interest under this Agreement in excess of the highest applicable rate, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the unpaid principal balance, Bank shall promptly refund such excess interest to Borrowers.

     2.9  Revival. To the extent that Borrowers make a payment or payments to
          -------
Bank or to the extent Bank receives any payment or proceeds of the Collateral for Borrowers' benefit, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received by Bank.

     2.10  Manner of Payments.  On or before the date they become due, Borrowers
           ------------------
shall make payments to Bank in immediately available funds, even if Borrowers contest any statements rendered by Bank; provided, however, that if any statement is subsequently proved to be incorrect, Bank, at the option of Borrowers, promptly shall (A) refund any overpaid amount to Borrowers, or (B) grant a credit against amounts due for the following period in the appropriate amount. As to Obligations which become due and payable other than on a fixed date by their terms or as a result of demand for payment and/or acceleration on account of an Event of Default, Borrowers immediately shall pay to Bank such Obligations in immediately available funds. Whenever any payment to be made under this Agreement including, but not limited to, any payment to be made on any of the Notes, is stated to be due on a day which is not a banking day, such payment may be made on the next succeeding banking day and such extension of time in each such case shall be included in the computation of the interest payable on such Note or such other Obligation. Unless otherwise provided in this Agreement, all payments or prepayments made or due under this Agreement (including, but not limited to, payments with respect to any of the Notes) shall be made in immediately available funds to Bank prior to 2:00 p.m., Cleveland, Ohio, time, on the date when due. Payments received by Bank after 2:00 p.m., Cleveland, Ohio, time, shall be deemed to have been made on the next following banking day.

3.   DEFAULT INTEREST
     ----------------

     Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate, calculated daily on a 360-day year basis, based upon the actual number of days elapsed.

4.   COLLATERAL; GENERAL TERMS
     -------------------------

     4.1  Grant of Security Interest. To secure the prompt payment and
          --------------------------
performance of the Obligations, and in addition to any other Collateral or Lien securing the Obligations, each of the Borrowers hereby reaffirms and confirms the Existing Security Interests and otherwise grants to Bank a continuing security interest in and to all of the following Property of Borrowers, whether now owned or existing or hereafter acquired or arising and wheresoever located:

          (A) Fixed Collateral.  All Fixed Collateral.
              ----------------

          (B) Revolving Collateral.  All Revolving Collateral.
              --------------------

          (C) Deposits; Accounts. Any and all deposits or other sums at any
              ------------------
     time credited by or due from Bank to Borrowers, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, chooses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by Borrowers or in which Borrowers have an interest and which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any Person acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and any and all balances, sums, proceeds and credits of Borrowers with, and any claims of Borrowers against, Bank.

          (D) Accessions, Products, and Proceeds. All accessions to,
              ----------------------------------
     substitutions for, and all replacements, products, and proceeds of the Property described in Subsections (A), (B) and (C) above including, without limitation, proceeds of insurance policies insuring such Property.

          (E) Books and Records. All books, records, and other property
              -----------------
     (including, without limitation, credit files, programs, printouts, and other materials and records) of Borrowers pertaining to any of the Property described in Subsections (A), (B), (C) or (D) above.

     4.2  Perfection of Bank's Security Interest in Collateral.  Borrowers shall
          ----------------------------------------------------
execute such financing statements provided for by applicable law, and otherwise take such other action and execute such assignments or other instruments or documents, in each case as Bank may request, to evidence, perfect, or record Bank's security interest in the Collateral. Borrowers hereby authorize Bank to execute and file any such financing statement or continuation statement on Borrowers' behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by law, and in such event, if this Agreement is filed, loan amounts and other confidential provisions will be redacted.

     4.3  Insurance.  Borrowers shall maintain and pay for insurance including,
          ---------
without limitation, insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles including goods evidenced by documents, covering casualty, hazards, public liability, and such other risks in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Bank. Borrowers shall deliver certified copies of such policies or insurance binders thereof to Bank with satisfactory endorsements naming Bank as an additional insured and loss payee as its interest may appear. In the event Borrowers deliver insurance binders to Bank, then Borrowers, if requested by Bank, shall deliver the insurance policies relating thereto to Bank within sixty (60) days of the date of this Agreement. Each policy of insurance or endorsement shall contain a provision requiring at least ten (10) days advance written notice to Bank in the event of cancellation of the policy for non-payment of premiums and thirty (30) days advance notice to Bank in the event of cancellation for any other reason or any modification changing the limits, risks insured against, or deductibles thereto and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or other owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by such policy. Borrowers shall promptly deliver to Bank upon request true copies of all reports made to insurance companies. Prior to the occurrence of an Event of Default, Borrowers shall have the right and authority to make and adjust claims under such policies of insurance. Upon the occurrence and continuance of an Event of Default, Borrowers hereby irrevocably make, constitute, and appoint Bank (and all officers, employees, or agents designated by Bank) as Borrowers' true and lawful attorney-in-fact and agent, with full power of substitution, such that Bank shall have the right and authority to make, and adjust claims under such policies of insurance (provided, however, that Bank shall consult with Borrowers prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of Borrowers on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Without waiving or releasing any obligation or default by

Borrowers hereunder, Bank may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Bank deems advisable. All sums disbursed by Bank in connection therewith including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, and until paid by Borrowers to Bank, with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral.

     4.4  Protection of Collateral; Reimbursement. All insurance expenses and
          ---------------------------------------
all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of Borrowers' business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Bank may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Bank for any of the foregoing and any and all other sums for which Borrowers may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Bank may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable within ten (10) days after demand and, until paid by Borrowers to Bank with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Bank shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

     4.5  Inspection. Bank upon reasonable advance notice (by any of its
          ----------
officers, employees, agents or representatives) shall have the right to inspect the Collateral, all books, records, journals, orders, receipts or other correspondence related thereto (and to make extracts or copies thereof as Bank may desire) and the premises upon which any of the Collateral is located for the purpose of verifying the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

5.   REPORTING; COLLECTION OF ACCOUNTS
     ---------------------------------

     5.1  Verification of Accounts. Any of Bank's officers, employees, or agents
          ------------------------
shall have the right, at any time or times hereafter, in the name of Bank, any designee of Bank or in the name of Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

     5.2  Assignments, Records and Schedules of Accounts. On or before the
          ----------------------------------------------
twenty-fifth (25th) calendar day of each month from and after the date hereof, Borrowers shall deliver to Bank, in form and substance acceptable to Bank, a summary aged trial balance dated as of the last day of the preceding accounting period (and upon Bank's request, a detailed aged trial balance, of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed). In addition, upon Bank's reasonable request, Borrowers shall furnish Bank with copies of proof of delivery and the original copy, if available of all documents relating to the Accounts including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Bank shall reasonably request. If an Event of Default has occurred and is continuing, Borrowers shall execute and deliver to Bank, on forms supplied by Bank and at such intervals as Bank may from time to time require, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Bank may from time to time request.

     5.3  Returned Inventory.  Borrowers shall execute and deliver to Bank, on
          ------------------
forms supplied by Bank and at such intervals as Bank may from time to time require a report of all returns of any Inventory and, as requested by Bank, Borrowers shall provide to Bank copies of any credit memorandums to the Account Debtor issued in respect thereof. In all cases, Bank shall be promptly notified of all returns of Inventory in excess of $50,000, the reason for such return, and the location of such returned Inventory.

     5.4  Other Reports. Borrowers shall furnish Bank with (a) a "Borrowing Base
          -------------
Certificate" in the form attached to this Agreement as Exhibit G-1 each time
                                                       -----------
Borrowers request Bank to advance funds under the Revolving Loan, (b) a "Borrowing Base Certificate" in the form attached to this Agreement as
Exhibit G-2 on or within seven (7) business days after the end of each month
-----------
from and after the date hereof, and (c) such other reports regarding Inventory as Bank from time to time reasonably may request. Such reports shall be on forms requested or provided by Bank and shall contain such detailed information as is satisfactory to Bank. Borrowers shall conduct a physical count of its Inventory at such reasonable intervals as Bank may request (but in no event less than once during each fiscal year) during the term of this Agreement and shall supply Bank with a copy of such physical count accompanied by a report of the value (at the lower of cost, calculated on a first-in, first-out basis, or market value thereof).

     5.5  Collection of Accounts.
          -----------------------

          (A) Proceeds. Except for minor petty cash required in the ordinary
              --------
     course of business of Borrowers, all checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral including, but not limited to, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by Borrowers with respect to the foregoing, shall, upon receipt by Borrowers, be held by Borrowers as trustee of an express trust for Bank's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in a special account over which Bank has the sole right and power of withdrawal, maintained at National City Bank or such other financial institution acceptable to Bank (such financial institution and account being herein referred to as the "Depository Bank" and "Depository Account" respectively). The Depository Account shall be subject to the written agreement of the Depository Bank to waive any right of setoff it might otherwise claim to have against any funds in the Depository Account and to otherwise charge any costs relative to the Depository Account to Borrowers or such other account(s) as Borrowers may maintain with the Depository Bank, such agreement (the "Depository Agreement") to be in form and substance acceptable to Bank. Bank assumes no responsibility for any claims of accord and satisfaction or release with respect to funds which have been deposited in the Depository Account.

          (B) Lockbox. If at any time requested by Bank, Borrowers shall
              -------
     instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Borrowers' expense, with respect to which only Bank or, should Bank so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Depository Account.

          (C)  Bank's Account. All funds held in the Depository Account shall be
               --------------
     subject to transfer to an account designated by the Bank (the "Bank's Account") as set forth in the Depository Agreement or as otherwise designated by Bank and the application of any such funds to the payment of the Obligations shall not occur until Bank's receipt of such funds in cleared federal funds in Bank's Account. The order and method of application of such payment to the Obligations shall be in the sole discretion of Bank. Upon receipt of notice from Borrowers regarding the amount of funds to be transferred from the Depository Account to the Bank's Account, Bank shall cause such amount of funds to be transferred to the Bank's Account.

          (D)  Notification of Account Debtors. Bank shall have the right upon
               -------------------------------
     an Event of Default to notify Account Debtors and other Persons indebted to Borrowers of Bank's interest in any such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same directly to Bank. Upon the collection and deposit in Bank's Account of all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in cleared federal funds, the same shall be applied to the Obligations.

6.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     6.1  General Representations and Warranties. As an inducement to Bank to
          --------------------------------------
make advances under this Agreement, Borrowers warrant and represent to Bank each of the following:

          (A)  Existence; Foreign Qualification. Each Borrower (other than EPIC)
               --------------------------------
     is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its Property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. EPIC is a general partnership validly existing under the laws of the State of Ohio.

          (B)  Authority. Each Borrower has the right and power and is duly
               ---------
     authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. This Agreement and each of the other Credit Documents to which a Borrower is a party have each been duly authorized and approved by the Board of Directors of such Borrower (or, in the case of EPIC, by its partners), and are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which a Borrower is a party will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any Property of such Borrower under the provisions of, a Borrower's applicable Certificate of Incorporation, Articles of Incorporation, Partnership Agreement, Regulations, Bylaws, or any Material Agreement.

          (C)  Material Agreements. Except as disclosed on Exhibit H attached to
               -------------------                         ---------
     this Agreement, no Borrower is a party to any (1) Debt Instrument, (2) security agreement, mortgage, deed of trust, pledge, assignment, or other document or arrangement whereby any Lien upon any of Borrowers' Property exists in favor of any Person other than Bank, (3) lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (4) contract, commitment, agreement, or other arrangement involving the purchase or sale of any Inventory by such Borrower except in the ordinary course of business, or the license of any right to or by such Borrower, (5) contract, commitment, agreement, or other arrangement with any Affiliate of such Borrower, (6) management or employment contract or contract for personal services with any Affiliate of such Borrower, which is not otherwise terminable at will or on less than ninety (90) days notice without liability, (7) collective bargaining agreement, (8) Pension Plan, or (9) other contract, agreement, understanding or arrangement which, if individually or in the aggregate as to Sub-paragraphs (1) through (8) above is violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

          (D)  Other Affiliates. Except as disclosed on Exhibit I attached to
               ----------------                         ---------
     this Agreement, no Borrower (1) has any Subsidiaries, (2) has been the survivor of any merger or consolidation during the preceding five (5) years, or (3) has been known as or operated under or otherwise used any other business or fictitious name, trade name, or trade style during the preceding five (5) years.

          (E)  Compliance With Laws. Each Borrower (1) holds all permits,
               --------------------
     certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from all Federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business in full compliance with applicable law, (2) is in full compliance with all Federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, (3) is not in violation of or in default under any Material Agreement, and (4) has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA which, if individually or in the aggregate as to Sub-paragraphs (1) through (4) above is violated, breached, or terminated for any reason, would have a Material Adverse Effect.

          (F)  Litigation and Administrative Proceedings. Except as disclosed on
               -----------------------------------------
     Exhibit J attached to this Agreement, there are (1) no lawsuits, actions,
     ---------
     investigations, or other proceedings pending or, to the best of Borrowers' knowledge, threatened against any Borrower, or in respect of which any Borrower may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (2) no material grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Borrower, or threats of work stoppage, strike, or pending demands for collective bargaining. Except as disclosed on Exhibit J attached to this Agreement, there are no orders, writs,
        ---------
     injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Borrower is a party or by which any Borrower's Property is bound.

          G)  Use of Proceeds. Borrowers' uses of the proceeds of any advances
              ---------------
     made by Bank to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper business uses, duly authorized by each Borrower, and such uses are and will continue to be consistent with all applicable laws and statutes in all material respects, as in effect from time to time. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loans to Borrowers will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

          (H)  Intellectual Property. Each Borrower owns, possesses, or has the
               ---------------------
     right to use all the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others. All such patents, patent applications, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit K attached to this Agreement.
                   ---------

          (I)  Location of Collateral. All of the Collateral is located at a
               ----------------------
     Collateral Location.

          (J) Title to Assets. Borrowers have good title to and ownership of
              ---------------
     all Property they purport to own, which, in the case of the Collateral, is free and clear of all Liens, except those in favor of Bank and any Permitted Liens .

          (K) Financial Statements. The Financial Statements have been prepared
              --------------------
     in accordance with GAAP and in conformity with Borrowers' normal accounting practices, policies, and principles which have been consistently applied and which fairly present the financial position of Borrowers at such date and the results of operations of Borrowers for such period. Except for the sale of stock to the Buyers pursuant to the Stock Purchase Agreement and the loan from MNP Corporation consisting of Subordinated Debt, there has not been any change in the condition, financial or otherwise, of Borrowers as shown on Borrowers' most recent interim Financial Statements, and no change in the aggregate value of machinery and equipment reflected on Borrowers' most recent Financial Statements, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect.

          (L) Accurate and Complete Statements. Neither this Agreement nor any
              --------------------------------
     written statement made by Borrowers in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in this Agreement not misleading. After due inquiry by Borrowers, there is no known fact which Borrowers have not disclosed to Bank which has, or will have, a Material Adverse Effect.

          (M) Tax Returns. All Federal, state and local tax returns and other
              -----------
     reports required by law to be filed in respect of the income, business, properties and employees of each Borrower have been filed, and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes and for the current fiscal year.

          (N) Securities Laws. Borrowers' execution and delivery of this
              ---------------
     Agreement and each of the other Credit Documents to which they are a party will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

          (O) Environmental Laws. Except as disclosed on Exhibit L attached to
              ------------------
     this Agreement, (1) the Collateral Locations and all other real property owned or leased by Borrowers, and all improvements, equipment or other Property located thereon or used therein and all business operations or the operations conducted thereupon, have been operated or maintained, and are in compliance in all material respects with, (a) the provisions, as amended, of the Federal Occupational Safety and Health Act, the National Environmental Protection Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, and all rules and regulations thereunder and all similar Federal, state and local laws, rules, regulations and government orders, and (b) all applicable Federal, state, and local laws, rules, regulations and government orders relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials handling, storage or disposal, or other environmental, health or safety matters, and (2) to Borrower's knowledge, all real property owned or leased by Borrowers, and all improvements, equipment or other property located thereon or used therein are subject to no material contingent liability due to the presence of any hazardous substance, pollutant or contaminant (as the terms hazardous substance, pollutant or contaminant are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq. hereinafter
                                                           ------
     "CERCLA"), (3) there are no outstanding citations, notices, or orders of non-compliance issued to any Borrower, any present or past owner of the real property owned or leased by any Borrower, or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant or relating to the respective businesses, assets, property, leaseholds, or equipment of any Borrower under any such laws, rules, or regulations. Borrowers shall immediately notify Bank in the event that any Borrower receives any notice or claim from, or makes any notification to, any governmental entity, occupant, or private party with regard to any hazardous substances, contaminants or pollutants on, from or affecting the real property owned or leased by any Borrower, and all improvements, equipment or other property located thereon or used therein. Borrowers shall conduct and complete, at Borrowers' expense, all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all hazardous substances, hazardous wastes, pollutants or contaminants, on, from or affecting the real property owned or leased by any Borrower, and all improvements, equipment or other property located thereon or used therein, to the extent required by all applicable federal, state or local laws, ordinances, rules, regulations, government orders and policies. Except as of result of negligent or wrongful actions taken by Bank's officers when reviewing, visiting or controlling the Principal Business Locations, Borrowers shall indemnify and hold Bank, its directors, officers, employees, agents, successors and assigns harmless from and against any liability, loss, damage, cost, expense, suit, threatened suit, action, threatened action, proceeding or threatened proceeding, directly or indirectly, arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or during the term of the loan secured by this Agreement) of solid or hazardous waste materials or hazardous substances, pollutants or contaminants as defined by CERCLA, or other waste-like toxic substances discovered at or relating to Borrower's business or other operations or the locations where any Borrower previously did, presently does, or in the future may, operate its business including, without limitation, claims of any Federal, state, or municipal government or quasi-governmental agency, or any third person, whether arising under CERCLA, the Resource Conservation and Recovery Act, or any other Federal, state or municipal law or regulation, or tort, contract or common law applicable at the time of closing, including but not limited to reasonable attorneys' and paralegals' fees and consultants' fees. Any costs or expenses incurred by Bank for which Borrowers are responsible or for which Borrowers have indemnified Bank shall be paid to Bank on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Agreement and earn interest at the Default Rate, until paid in full.

          Any actions taken by Bank under this Section are to allow Bank to protect its security interest and are not intended to create any obligation upon Bank with respect to the operation or ownership of the real property owned or leased by any Borrower, or any improvements, equipment or other property located thereon or used therein.

          (P)  Continued Business. There exists no actual, pending, or, to the
               ------------------
     best of Borrowers' knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Borrower and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Borrower, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower in any respect or prevent any Borrower from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

          (Q)  Maintenance of Fixed Collateral. All Fixed Collateral necessary
               -------------------------------
     to conduct Borrowers' business is in operating condition and has been maintained in accordance with prevailing industry practices.

          (R)  Fraudulent Conveyance. The security interests and liens granted
               ---------------------
     by Borrowers and/or the utilization of the proceeds of the borrowings described in this Agreement are not, and will not be, in violation or contravention of the general corporate laws of Ohio, the Uniform Fraudulent Conveyance Act as adopted in Ohio, or any other law designed for the protection of the rights of creditors.

          (S)  ERISA Plans. No ERISA Plan is a Multiemployer Plan or any other
               -----------
     type of Pension Plan that is subject to Title IV of ERISA. All Controlled Group members have complied in all material respect with the applicable requirements of law (including the IRC and ERISA) that relates to each ERISA Plan. No material liability to the Internal Revenue Service or any ERISA Plan (other than contributions thereto) has been, or is expected to be, incurred by any member of the Controlled Group with respect to any ERISA Plan. No member of the Controlled Group has any liability or contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

          (T)  Consent or Approvals. No consent, approval or authorization of,
               --------------------
     or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by the Borrowers in connection with the execution, delivery or performance of this Agreement or any of the Credit Documents, including without limitation, in connection with the granting of the Lien in favor of Bank on the Collateral, which has not already been obtained or completed, except for the filing of UCC financing statements.

          (U)  Location of Lockboxes. Attached to this Agreement as Exhibit M is
               ---------------------
     a true, correct and complete list of all of the lockboxes any of the Borrowers maintain in operating their business.

          (V)  Y2K Compliance. (i) All devices, systems, machinery, information
               --------------
     technology, computer software and hardware, and other date sensitive technology used by Borrowers (jointly and severally the "Systems") and necessary for Borrowers to carry on their businesses as presently conducted and as contemplated to be conducted in the future are Year 2000 Complaint or will be Year 2000 Complaint within a period of time calculated to result in no material disruption of any of Borrowers' business operations. For purposes of these provisions, "Year 2000 Complaint" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operating during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          (ii) Borrowers have: (a) undertaken a detailed inventory, review, and assessment of all areas within their business and operations that would be adversely affected by the failure of Borrowers to be Year 2000 Compliant on a timely basis; (b) developed a detailed plan and time line for becoming Year 2000 Complaint on a timely basis, and (c) to date, implemented that plan in accordance with that timetable in all material respects.

     6.2 Reaffirmation. Each request for an advance made by Borrowers pursuant
         -------------
to this Agreement shall constitute, unless Bank is otherwise notified in writing prior to the time of such advance, (A) an automatic representation and warranty by Borrowers to Bank that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute an Event of Default, and (B) a reaffirmation as of the date of such request that all of the representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents are true, correct and complete in all material respects. With respect to the Exhibits attached to this Agreement (the "Exhibits"), Borrowers shall provide to Bank (1) upon the occurrence of events or conditions which have or would reasonably be expected to have a Material Adverse Effect, information necessary to update the Exhibits describing such events, occurrences or conditions, and (2) changes or additions to the information on the Exhibits as otherwise required by this Agreement.

7.   COVENANTS AND CONTINUING AGREEMENTS
     -----------------------------------

     7.1  Affirmative Covenants.  So long as any Obligations remain unsatisfied,
          ---------------------
each Borrower covenants that, unless otherwise consented to by Bank in writing, it will undertake each of the following:

          (A)  Transaction Fees. Pay to Bank, on demand, any and all fees, costs
               ----------------
     or expenses which Bank pays to a bank or other similar institution arising out of or in connection with (1) the forwarding by Bank to Borrowers or any other Person on behalf of Borrowers of any proceeds of loans made by Bank pursuant to this Agreement, or (2) the depositing for collection, by Bank, of any check or item of payment received and/or delivered to Bank on account of the Obligations.

          (B)  Corporate Existence. Preserve and maintain its separate corporate
               -------------------
     existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Borrowers to conduct their business in such states except where the failure to so qualify would not have a Material Adverse Effect.

          (C)  Tax Returns and Payment of Taxes. File all Federal, state, and
               --------------------------------
     local tax returns and other reports such Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and adequate book reserves have been established with respect to each such claim being contested.

          (D)  Maintenance of Property. Maintain the Property necessary to
               -----------------------
     conduct its business in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof, ordinary wear and tear and unavoidable casualty excepted.

          (E)  Compliance With Laws. Comply with all laws, ordinances,
               --------------------
     governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business or which, if violated, might result in a Material Adverse Effect.

          (F)  ERISA Compliance. At all times make prompt payment of any and all
               ----------------
contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Pension Plan, if any, maintained by Borrowers and otherwise in regard thereto (1) furnish Bank, upon Bank's request therefor, with any annual report required to be filed pursuant to
Section 103 of ERISA in connection with each Pension Plan, (2) notify Bank as soon as practicable of any "Reportable Event" (as defined under ERISA) other than any event not required to be reported to the Pension Benefit Guaranty Corporation ("PBGC") in accordance with applicable regulations and of any additional act or condition arising in connection with any Pension Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan, and (3) furnish to Bank, promptly upon Bank's request therefor, such additional information concerning any such Pension Plan or any other such employee benefit plan as may be reasonably requested.

          (G)  Account Debtor Disclosure. Promptly upon, but in no event later
               -------------------------
     than ten (10) business days after learning thereof, (1) inform Bank, in writing, of the assertion of any claims, offsets or counterclaims in excess of $50,000 by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor in excess of $50,000 and not otherwise disclosed to Bank, and (2) furnish to and inform Bank of all material adverse information relating to the financial condition of any Account Debtor.

          (H)  Books and Records. Keep adequate records and books of account
               -----------------
     with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          (I)  Financial Information. Cause to be prepared and furnished to Bank
               ---------------------
     the following financial information (which in the case of any financial statements shall consist of a consolidated and consolidating balance sheet, income statement and cash flow statement kept and prepared in accordance with GAAP, unless Borrowers' independent certified public accountants concur in any changes therein and such changes are disclosed to Bank and are consistent with then generally accepted accounting principles):

               (1) As soon as possible, but not later than one hundred twenty
          (120) days after the close of each fiscal year of MNC, the audited annual consolidating and consolidated financial statements of MNC as of the end of such year prepared by a firm of independent certified public accountants of recognized standing acceptable to Bank, together with a management letter, if any, of such independent certified public accountants;

               (2) As soon as possible, but not later than thirty (30) days after the end of each calendar month hereafter, unaudited consolidating and consolidated interim financial statements of MNC and its Subsidiaries as of the end of such month and of the portion of Borrowers' fiscal year then elapsed certified by the principal financial officer of MNC as prepared in accordance with GAAP (without footnote disclosures and subject to normal year end adjustments) and fairly presenting the financial position and results of operations of Borrowers for such month and period;

               (3) As soon as possible, but not later than forty-five (45) days after the close of each fiscal year of Borrowers, the pro forma income statement and cash flow statement of Borrowers for their next fiscal year;

               (4) As soon as possible, but not later than forty-five (45) calendar days after the end of each fiscal quarter, (a) a copy of any Form 10-Q filed by MNC with the Securities and Exchange Commission, and (b) a financial covenant compliance worksheet, in form reasonably satisfactory to Bank, reflecting the computation of the financial covenants set forth in Sections 7.1 and 7.2 of this Agreement as of the end of the period covered by such financial statements;

               (5) Concurrently with the delivery of each of the financial statements described in Subparagraphs (1), (2) and (4) above, a certificate from the chief financial officer of MNC certifying to Bank that (a) to the best of his knowledge, Borrowers have kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrowers contained in this Agreement or the other Credit Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default, or (b) one or more Events of Default has occurred and is continuing, and setting forth Borrowers' proposed resolutions to remedy such Events of Default;

               (6) In addition to the Form 10-Q described above in Subparagraph
          (4) of this Section 7.1(I), copies of any definitive proxy statements, financial statements or reports which Borrowers have made available to its shareholders, and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all Forms 8-K and 10-K) which

          Borrowers file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization including the National Association of Securities Dealers, Inc.;

               (7) Such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request, bearing upon or related to the Collateral or each Borrower's financial condition and/or results of operations.

          (J) Notification of Certain Events. Notify Bank in writing of each of the following occurrences:

               (1) Promptly upon learning thereof, of the institution of any material suit, action, or administrative proceeding against a Borrower or relating to any of its Property, whether or not the claim is considered by such Borrower to be covered by insurance;

               (2) At least thirty (30) days prior thereto, of a Borrower's opening of any new office or place of business or closing of any existing office or place of business;

               (3) Promptly upon learning thereof, of any material labor dispute to which a Borrower may become a party, any strikes or walkouts relating to any of their plants or other facilities, and the expiration of any material labor contract to which such Borrower is a party or by which it is bound;

               (4) Within three (3) business days after obtaining knowledge of the occurrence of a Borrower's default under any Material Agreement; and

               (5) Promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable, other than Accounts, to a Borrower.

          (K)  Inventory Receipts. Provide Bank, upon the request of Bank, with
               ------------------
     all warehouse receipts respecting any Inventory and copies of all agreements between a Borrower and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

          (L)  Government Accounts. If any of the Accounts arise out of a
               -------------------
     contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Bank thereof in writing and execute any instruments and take any other action required or requested by Bank to perfect Bank's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

          (M)  Delivery of Evidence of Ownership. Deliver to Bank, at Bank's
               ---------------------------------
     reasonable request, within five (5) business days after Bank's request: (i) any and all evidence of ownership of Fixed Collateral, inclusive of any certificates of title or applications therefor, and (ii) accurate, itemized records, maintained to the best of Borrowers' ability, describing the kind, type, quantity and value of all Fixed Collateral, a summary of which shall be provided to Bank.

          (N)  Delivery of Account Instruments. In the event any Account is or
               -------------------------------
     becomes evidenced by any note, trade acceptance or other instrument, promptly notify Bank of such fact and, upon Bank's reasonable request, deliver the same to Bank, appropriately endorsed to Bank's order and, regardless of the form of such endorsement, Borrowers hereby waive presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

          (O)  Subordinated Debt. Maintain at all times Subordinated Debt owed
               -----------------
     to MNP Corporation of not less than $1,500,000.

          (P)  Bank Fees; Audit Fees. Borrowers promptly shall reimburse Bank
               ---------
     for all legal fees, recording and filing fees, and related expenses incurred by Bank in connection with the transactions described in this Agreement. Borrowers shall pay Bank an audit fee and any other expenses actually incurred by Bank in connection with its periodic audit of the books and records of Borrowers. Borrowers hereby authorize Bank to pay such fees and expenses and charge the same to Borrowers' loan account with Bank. It is agreed that the current audit fee charged by Bank is $300 per man day plus any out-of-pocket expenses incurred by Bank in connection with the audit.

          (Q)  Fixed Charges Coverage Ratio. Commencing the first fiscal quarter
               ----------------------------
     ending November 30, 1999 and continuing at all times thereafter, maintain, on a consolidated basis, a "Fixed Charges Coverage Ratio" equal to or greater than 1.0 to 1.0.

     The "Fixed Charges Coverage" ratio for the fiscal quarter ending on November 30, 1999 shall be computed for that quarter alone. The "Fixed Charges Coverage" ratio for the fiscal quarter ending on February 29, 2000 shall be computed for the six-month period ending on such date. The "Fixed Charges Coverage" ratio for the fiscal quarter ending on May 31, 2000 shall be computed for the nine-month period ending on such date. The "Fixed Charges Coverage" ratio for the fiscal quarter ending on August 31, 2000 and each fiscal quarter thereafter shall be computed for the twelve-month period ending on the last day of such quarter. In addition, for purposes of
     Section 7.1(Q), for any period, the numerator of the "Fixed Charges Coverage" ratio shall be the sum of Borrowers' consolidated net income after taxes as determined in accordance with GAAP, plus allocable depreciation and amortization expenses, and the denominator shall be the sum of the allocable quarterly principal portion of the then current maturities of all of Borrowers' outstanding Debt Instruments; provided that the Debt Instruments described in Exhibit N-1 shall be excluded for
                                       -----------
     purposes of this calculation.

          (R)  Interest Coverage Ratio. Commencing with the fiscal quarter
               -----------------------
     ending February 29, 2000 and continuing at all times thereafter, maintain an "Interest Coverage" ratio equal to or greater than:

               (i)  1.0 to 1.0 for the fiscal quarter ending February 29, 2000;
                    and

               (ii) 1.2 to 1.0 for the fiscal quarter ending May 31, 2000 and at all times thereafter.

     The "Interest Coverage" ratio for the fiscal quarter ending February 29, 2000 shall be computed for that quarter alone. The "Interest Coverage" ratio for the fiscal quarter ending on May 31, 2000 shall be computed for the six-month period ending on such date. The "Interest Coverage" ratio for the fiscal quarter ending August 31, 2000 shall be computed for the nine-month period ending on such date. The "Interest Coverage" ratio for the fiscal quarter ending on November 30, 2000 and each fiscal quarter thereafter shall be computed for the twelve-month period ending on the last day of such quarter. For purposes of Section 7.1(R), for any period, the numerator of the "Interest Coverage" ratio shall be the consolidated net income of Borrowers before interest and taxes as determined in accordance with GAAP, and the denominator shall be total consolidated cumulative interest expenses of Borrowers for such period.

     7.2 Negative Covenants. So long as any Obligations remain unsatisfied, each Borrower covenants that it will not cause to occur or undertake any of the following:

          (A)  Mergers and Acquisitions. Merge, consolidate, or acquire all or
               ------------------------
     any substantial portion of the assets or capital stock of any Person except between or among any Borrowers.

          (B)  Loans and Advances. Except for the loans, advances of money, or
               ------------------
     extensions of credit set forth on Exhibit N-2 attached to this Agreement,
                                       -----------
     Borrowers shall not make any loans or other advances of money, or grant extensions of credit to any Person including, but not limited to, its officers, employees and shareholders, other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, advances against commissions and other similar advances in the ordinary course of business which are not, in the aggregate, in excess of $25,000 at any time.

          (C)  Permitted Indebtedness. Create, incur, assume, or suffer to exist
               ----------------------
     any Indebtedness except (1) the Obligations and (2) the following (herein referred to as "Permitted Indebtedness"):

               (a) Trade payables and other liabilities incurred in the ordinary course of business; and

               (b)  The Subordinated Debt; and

               (c) Capitalized leases, operating leases and purchase money financing arrangements, provided that the aggregate amount of all such capitalized leases, operating leases and purchase money financing arrangements does not exceed $250,000 at any time; and

               (d)  Such other Indebtedness as described on Exhibit O attached
                                                            ---------
                    to this Agreement or as approved by Bank in writing.

          (D)  Affiliated Transactions. Except for the Subordinated Debt owed to
               -----------------------
     MNP Corporation, and except as otherwise permitted by this Agreement, enter into, or be a party to, any transaction with any Affiliate of any Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's business and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of a Borrower.

          (E)  Modification of Accounts. Permit or agree to any material
               ------------------------
     extension or modification with respect to, or compromise or settle any Accounts, which singly or in the aggregate would or would be expected to result in a Material Adverse Effect, other than as reflected in the schedules of accounts submitted to Bank pursuant to Section 5.2.

          (F)  Guarantees. Become or be liable with respect to any Guaranty
               ----------
     except (i) the Guarantees set forth on Exhibit P attached to this Agreement
                                            ---------
     and (ii) by endorsement of instruments or items of payment in the ordinary course of business for deposit or collection.

          (G)  Permitted Liens. Permit or suffer to exist any Lien in or upon
               ---------------
     any of the Collateral, except the following (herein referred to as "Permitted Liens"):

               (1) Those security interests granted in favor of Bank pursuant to this Agreement and the other Credit Documents;

               (2) Liens securing taxes, assessments, or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required;

               (3) Liens incurred or deposits made in the ordinary course of business, and provided any amounts secured thereby are not overdue or delinquent in any respect (a) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (b) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

               (4) Attachment, judgment, and other similar non-tax Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed or bonded within thirty (30) days after issuance or filing and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (5) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such Properties or materially interfere with their use in the ordinary conduct of such Borrower's business;

               (6)  Such other Liens as described on Exhibit Q attached to this
                                                     ---------
          Agreement or as approved by Bank in writing; and

               (7)  Liens securing Permitted Indebtedness.

          (H)  Capital Distributions.  Make any Distributions except (i)
               ---------------------
     Distributions in accordance with the terms and conditions of MNC's preferred stock issued and outstanding as of the date of this Agreement and
     (ii) purchase of William Feniger's stock in the event of his death provided such purchase is made solely with the proceeds of insurance. Notwithstanding the foregoing provision, MNC shall not make any Distribution in cash (as opposed to a Distribution of stock of MNC) relating to such preferred stock if at the time the cash Distribution is to be made Borrowers are in default under the provisions of this Agreement or such a Distribution would cause an Event of Default.

          (I)  Divestitures.  Divest themselves of any material assets or
               ------------
     business theretofore conducted by transferring the same to any Affiliate or any partnership, joint venture, or similar arrangement or subcontract any operations to any Affiliate.

          (J)  Capital Expenditures.  Make Capital Expenditures which would
               --------------------
     cause the Capital Expenditures of Borrowers, determined in the aggregate on a consolidated basis, to exceed $250,000 during any fiscal year.

          (K)  Principal Business Location.  Transfer its executive offices,
               ---------------------------
     or maintain records with respect to Accounts, at any locations other than a Principal Business Location.

          (L)  Deposits and Withdrawals.  Except with respect to transactions
               ------------------------
     otherwise permitted hereunder, make deposits to or withdrawals from any of its deposit accounts for the benefit of any of their Affiliates.

          (M)  Disposition of Property.  Sell, lease, transfer or otherwise
               -----------------------
     dispose of any of its Property, other than Inventory sold in the ordinary course of business and sale of worn out or obsolete equipment no longer necessary for the operations of Borrowers.

          (N)  Names.  Use any business name (other than their own) or any
               -----
     fictitious name, trade name, trade style or "d/b/a" except for the names disclosed on Exhibit R attached to this Agreement and made a part hereof.
                  ---------

          (O)  Conditional Sales.  Make a sale to any customer on approval,
               -----------------
     consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Bank pursuant to Section 5.2 of this Agreement.

          (P)  Margin Securities.  Own, purchase or acquire (or enter into any
               -----------------
     contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Bank shall have received an opinion of counsel satisfactory to Bank to the effect that such purchase or acquisition will not cause this Agreement or the Promissory Note to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

          (Q)  Restricted Investments.  Make or have any Restricted Investment,
               ----------------------
     which for purposes of this Agreement shall mean any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, indebtedness or other obligation, or Security, or by loan, advance or capital contribution, or otherwise, in any Property except the following:

               (1)  Property to be used in the ordinary course of business;

               (2) Current assets arising from the sale of goods and services in the ordinary course of business of Borrowers;

               (3) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one
          (1) year from the date of acquisition thereof;

               (4)  Investments in certificates of deposit maturing within one
          (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00);

               (5) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

               (6) Existing investments in the capital stock of any Borrower or currently existing investments in Subsidiaries which are not Borrowers.

          (R)  Lease/Sale of Property.  Enter into any arrangement with any
               ----------------------
     Person providing for the leasing by such Borrower of Property which has been or is to be sold or transferred by any Borrower to such person if funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Borrower.

          (S)  Prepayment of Indebtedness.  Make any prepayment of principal
               --------------------------
     on any Indebtedness, except the Obligations.

          (T)  Payments on Affiliate Loans.  Make any payments of principal
               ----------------------------
     and/or interest to any Affiliate of any Borrower on any indebtedness, loan or advance to one or more Borrowers by any such Affiliate provided that as long as no Event of Default has occurred and is continuing, or will result from such payment, Borrowers may repay Subordinated Debt owed to MNP Corporation provided that such payment does not reduce the Subordinated Debt owed by Borrowers to MNP Corporation to an amount less than $1,500,000.

8.   SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT
     -----------------------------------------------------

     Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrowers or Bank in any way or respect relating to (1) any transaction or event occurring prior to such termination or cancellation or (2) any of the undertakings, agreements, covenants, warranties and representations of Borrowers or Bank contained in this Agreement or the other Credit Documents. Once all Obligations of Borrowers to Bank have been fully paid and satisfied and this Agreement is terminated, then all such undertakings, agreements, covenants, warranties and representations shall be terminated and cancelled and Bank shall terminate its Lien on the Collateral and have no further rights and remedies.

9.   CONDITIONS PRECEDENT
     --------------------

     9.1  Conditions.  Notwithstanding any other provision of this Agreement or
          ----------
any of the other Credit Documents, and without affecting in any manner the rights of Bank under the other Sections of this Agreement, it is understood and agreed that Bank shall have no obligation to advance funds to Borrowers at any time under Section 2 of this Agreement unless and until each of the following conditions have been and continue to be satisfied, all in form and substance satisfactory to Bank and its counsel:

          (A)  Absence of Legal Actions.  No legal action, proceeding,
               ------------------------
     investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Bank's reasonable opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

          (B)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Borrowers in this Agreement are true and correct in all material respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.

          (C)  Other Material Events.  No event, occurrence or condition shall
               ---------------------
     then exist which would have a Material Adverse Effect.

          (D)  Consummation of Stock Acquisition.  The acquisition of MNC
               ---------------------------------
     stock by the Buyers shall have been consummated in accordance with the terms of the Stock Purchase Agreement in the form previously submitted to Bank and without amendment or waiver of any material provisions thereof by any party thereto.

          (E)  Delivery of Documents.  Bank shall have received the following
               ---------------------
     documents, each to be in form and substance satisfactory to Bank and its counsel:

               (1)  The Credit Note duly executed by Borrowers;

               (2)  The Term Note duly executed by Borrowers;

               (3) The Subordination Agreement in substantially the form attached to this Agreement as Exhibit S, with respect to all
                                        ---------
          Indebtedness owed by certain Borrowers to MNP Corporation duly executed by such Borrowers and MNP Corporation;

               (4) A copy of the Stock Purchase Agreement, accompanied by a certificate of an officer of MNP Corporation as to the completeness thereof, and the accuracy of the representations and warranties contained in the Stock Purchase Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement in accordance with the terms thereof and without amendment or waiver of any material right under the Stock Purchase Agreement.

               (5) A duly executed Blocked Account Agreement with National City Bank at which a Depository Account for Borrowers is to a established and, if required by Bank, such other agreements, in form and substance acceptable to Bank as to the collection and/or servicing of Accounts;

               (6) The written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement and the Stock Purchase Agreement, in form and substance satisfactory to Bank and its counsel;

               (7) Copies of all filing receipts or acknowledgments or other oral or written evidence issued by any governmental authority to evidence any filing or recordation necessary to perfect or amend the Liens of Bank in the Collateral and evidence in a form acceptable to Bank that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens;

               (8) A Certificate of the Secretary or an Assistant Secretary of each Borrower, dated as of the date of this Agreement, certifying (a) that attached thereto is a true and complete copy of the Articles (or Certificate) of Incorporation and Code of Regulations (or Bylaws) of such Borrower, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Bank, adopted by the Board of Directors of such Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement and the other Credit Documents to which such Borrower is a party;

               (9) Good standing certificates for each Borrower issued by the Secretary of State of such Borrower's state of incorporation and the Secretary of State of each other jurisdiction in which such Borrower's qualification is required hereunder;

               (10) A certificate signed by the President or Chief Financial Officer of each Borrower and dated as of the date of this Agreement, stating that (a) the representations and warranties set forth in
          Section 6 hereof are true and correct on and as of such date, (b) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (c) on such date no event or condition has occurred or is continuing which with the giving of notice, the lapse of time, or both, would constitute an Event of Default;

               (11) Copies of the Subordinated Debt Documents, accompanied by a certificate of an officer of MNC as to the completeness thereof, and the accuracy of the representations and warranties contained in the Subordinated Debt Documents and the consummation of the transactions contemplated by the Subordinated Debt Documents in accordance with the terms thereof and without amendment or waiver of any materials right thereunder ;

               (12) A summary aged trial balance of Borrowers' Accounts as of August 20, 1999, a report listing Borrowers' inventory as of August 20, 1999 and a period-end recapitulation regarding inventory and accounts receivable of Borrowers, in each case in form and substance acceptable to Bank;

               (13) Within 10 days following the date hereof, duly executed written lien waivers in favor of Bank from each bailee, warehouseman, mortgagee or similarly situated Person for whom Bank has requested such waiver and who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral; and

               (14) Such other agreements, instruments and documents including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Bank may require to be executed in connection with this Agreement.

     9.2  Waiver of Conditions Precedent.  If Bank makes the initial loans
          ------------------------------
hereunder prior to the fulfillment of any of the conditions precedent set forth in Section 9.1 hereof, the making of such initial loans shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof unless expressly stated, and Borrowers shall thereafter use their best efforts to fulfill each such condition promptly.

10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
     -------------------------------------------------

     10.1 Events of Default.  The occurrence of any one or more of the following
          -----------------
events shall constitute an "Event of Default":

          (A)  Payment of Debt Service.  Failure by Borrowers to (1) make
               -----------------------
     payment of principal, interest on either of the Notes, (2) pay any other Obligation on the due date thereof, (3) remit Accounts or deposit funds as required by the terms of this Agreement; or (4) make payment of any other sum required to be paid by the terms of this Agreement within three days after notice that such other sum is required to be paid.

          (B)  Representations and Warranties.  Any warranty, representation,
               ------------------------------
     or other statement made or furnished to Bank by or on behalf of Borrowers, any guarantor of the Obligations in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or inaccurate in any material respect when made or furnished.

          (C)  Other Provisions.  Failure or neglect by Borrowers or any
               ----------------
     guarantor of the Obligations to perform, keep, or observe any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents which is required to be performed, kept, or observed by Borrowers, any such guarantor and such failure continues for a period of thirty (30) days after Bank has given Borrowers written notice thereof in the manner set forth in Section 12.11 of this Agreement.

          (D)  Cross-Default.  Upon the occurrence of any material default or
               -------------
     Event of Default (and the expiration of any applicable grace period relating thereto) by any Borrower under any Obligation, or the violation (and the expiration of any applicable grace period relating thereto) by any Borrower of the terms of any other agreement entered into among or between Bank and any Borrower.

          (E)  False or Misleading Reports.  The making or delivering to Bank by
               ---------------------------
     Borrowers, or any of its officers, employees, or agents, of any statement, report, financial statement, or certificate which is not true and correct in any material respect when made.

          (F)  Destruction of Collateral; Sale of Assets.  The loss, theft,
               -----------------------------------------
     substantial damage or destruction of any material portion of the Collateral to the extent not covered by insurance in an amount equal to at least its replacement value (as required by this Agreement and subject to such deductibles as Bank shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of a material portion of the Collateral except in all cases as may be specifically permitted by other provisions of this Agreement.

          (G)  Value of Collateral; Financial Condition of Borrowers.  Any
               -----------------------------------------------------
     Material Adverse Effect on the value of the Collateral or the financial condition or operating results of any Borrower.

          (H)  Termination of Existence.  The dissolution, termination of
               ------------------------
     existence, insolvency (failure to pay its debts as they mature or where the fair salable value of its assets is not in excess of its liabilities) or business failure of any Borrower or any guarantor of the Obligations, or the appointment of a receiver, trustee, custodian or similar fiduciary for any Borrower or any guarantor of the Obligations or any of their respective assets, or the assignment for the benefit of the creditors of any Borrower or any such guarantor or the making by any Borrower or any such guarantor of any offer of settlement, extension or composition to its unsecured creditors generally.

          (I)  Bankruptcy.  The commencement of any proceedings under any
               ----------
     Bankruptcy Laws (i) by any Borrower to the extent such proceedings are not dismissed within thirty (30) days after the filing thereof, or (ii) against any Borrower to the extent such proceedings are not dismissed within ninety
     (90) days after the filing thereof, or the appointment of a receiver, trustee, custodian or similar fiduciary for any Borrower, or the assignment for the benefit of the creditors of any Borrower or the making by any Borrower of any offer of settlement, extension or composition to its unsecured creditors generally, to the extent such assignment, appointment or other such action continues for longer than thirty (30) days.

          (J)  Ceases to Conduct Business.  Any Borrower ceases to conduct all
               --------------------------
     or any material part of its business or are enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

          (K)  Judgment Entries.  The entry by a court of any judgment in
               ----------------
     excess of $50,000 requiring the payment of money against any Borrower, which judgment is not covered by insurance, discharged, bonded, stayed, vacated or set aside within thirty (30) days of its entry, or a notice of any Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any material taxes or assessments owing at any time or times hereafter becomes a Lien upon the Collateral or any other assets of any Borrower and, except Permitted Liens or as otherwise permitted by Bank, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty.

          (L)  Insurance of Collateral.  Failure on the part of Borrowers to
               -----------------------
     keep the Collateral or any goods evidenced by chattel paper or documents insured against loss by fire or otherwise for insurable value in excess of $50,000 thereof in companies with coverages (including Lender's Loss Payable Endorsement) and in amounts acceptable to Bank and make the loss, if any, payable to and deposit the policies with Bank, all premiums on such policies to be paid by Borrowers.

     10.2 Acceleration of the Obligations.  Except upon the occurrence of an
          -------------------------------
Event of Default specified in Section 10.1(I) hereof which shall give Bank the right to accelerate all obligations without notice by Bank to Borrowers, upon and after an Event of Default (other than an Event of Default specified in Section 10.1(I) hereof), and upon notice by Bank to Borrowers in the manner set forth in Section 12.11 hereof, all of the Obligations due or to become due from Borrowers to Bank, whether under this Agreement, the Notes or otherwise, shall, at the option of Bank become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.

     10.3 Remedies.  Upon and after the occurrence and continuance of an Event
          --------
of Default, Bank shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement, each of the following rights and remedies:

          (A)  General Rights and Remedies.  All of the rights and remedies of
               ---------------------------
     a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Bank may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

          (B)  Possession of Collateral. The right to take immediate
               ------------------------
     possession of the Collateral, and (1) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Bank at a place to be designated by Borrower which is reasonably convenient to both parties, and (2) enter any of the premises of Borrowers or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral is located is owned or leased by Borrowers, then Borrowers shall not charge Bank for storage of such Collateral on such premises for a period of at least ninety (90) days after sale or disposition of the Collateral. Bank is hereby granted a non-exclusive license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Bank's benefit.

          (C)  Foreclose Liens.  The right to foreclose the Liens created
               ---------------
     under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

          (D)  Disposition of Collateral.  The right to sell or to otherwise
               -------------------------
     dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Bank, in its reasonable discretion, may deem advisable. Borrowers acknowledge and agree that ten (10) days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at Borrowers' premises or at such other locations where the Collateral then is located, or as otherwise determined by Bank. Bank shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Borrowers. Bank shall have the right to bid or credit bid at any such sale on its own behalf.

          (E)  Set-off.  The right to sell, lease or otherwise dispose of the
               -------
     Collateral, or any part thereof, for cash, credit or any combination thereof, and, to the extent permitted by applicable law, Bank may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Bank, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Bank therefor.

          (F)  Proceeds.  Upon the occurrence and continuance of an Event of
               --------
     Default all checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral including, without limitation, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by any Borrower with respect to the foregoing, shall be held by such Borrower as trustee of an express trust for Bank's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in the Depository Account.

          (G)  Bank's Account.  Upon the occurrence of an Event of Default
               --------------
     which is continuing, all funds held in the Depository Account shall be subject to transfer to the Banks Account and the application of any such funds to the payment of the Obligations shall not occur until Bank's receipt of such funds in cleared federal funds in Bank's account.

          (H)  Notification of Account Debtors.  Bank shall have the right to
               -------------------------------
     notify Account Debtors and other Persons indebted to Borrowers of Bank's interest in any such amounts payable to any Borrower and to instruct such Account Debtors and other Persons to remit such amounts directly to Bank, and, upon collection of the same and deposit into an account for the benefit of Bank all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in cleared Federal funds, the same being subject to application to the Obligations.

     10.4 Application of Collateral; Termination of Financing.  Upon the
          ---------------------------------------------------
occurrence and continuance of any Event of Default, Bank may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, terminate Bank's further performance under this Agreement or any other agreement or agreements between Bank and Borrowers, without further liability or obligation by Bank, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Bank. No such termination shall absolve, release or otherwise affect the liability of Borrowers in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Bank, but they shall, in all events, continue until all Obligations of Borrowers to Bank are satisfied.

     10.5 Remedies Cumulative.  All covenants, conditions, provisions,
          -------------------
warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Bank, or contained in any other agreement between Bank and Borrowers, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained.

     10.6 Cross-Collateral and Cross-Default.  Each of the security interests
          ----------------------------------
and liens granted to Bank by Borrowers pursuant to the Credit Documents or otherwise shall secure any and all of Borrowers' liabilities and obligations to Bank under the Credit Documents including, but not limited to, Borrowers' obligations under the Term Note and the Credit Note. It is further understood and agreed that a default under either of the Credit Note or the Term Note, or any of the Credit Documents shall constitute a default under each of the other Notes and under each or the other Credit Documents. References in any of the other Credit Documents to events or conditions constituting a default shall in no way impair Bank's absolute and unconditional right to demand immediate repayment of the unpaid balance of the Credit Note, notwithstanding the fact that at the time of such demand there may not exist any event or condition constituting a default.

     10.7 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of Borrowers and Bank and their respective successors and assigns; provided, however, that Borrowers shall not assign any of their rights under the Credit Documents in whole or in part without the prior written consent of Bank.

     10.8 Relationship of Borrowers.  The liability of each of the Borrowers
          -------------------------
under this Agreement is joint and several, and absolute and unconditional, without regard to the liability of any other person, and shall not in any manner be affected by reason of the partial or complete unenforceability or invalidity of any obligations under this Agreement or other security or guaranty for any of the loans and may be enforced without requiring Bank to first resort to any other right, remedy or security that Bank may have, and that no Borrowers shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of the Borrowers to Bank unless and until all of such debts and obligations have been paid in full. No delay in making demand on any one of Borrowers for satisfaction of its liability hereunder shall prejudice Bank's right to enforce such satisfaction. Bank in its reasonable discretion may, without any prejudice to its rights under this Agreement, at any time or times (a) grant any one or more of Borrowers whatever financial accommodations that Bank may from time to time deem advisable, even if such Borrower might be in default in any respect under this Agreement, (b) release any obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (c) grant any waiver or consent or forbear from exercising any right, power or privilege that Bank may have to acquire against any one or more of Borrowers, (d) grant any other indulgence to any obligor, and (e) accept any Collateral for, or other obligors upon, the obligations described herein.

11.  APPOINTMENT OF BANK AS BORROWERS' LAWFUL ATTORNEY;   BANK'S
     ---------------------------------------------------  ------
     INDEMNIFICATION
     ---------------

     Each Borrower hereby irrevocably designates, makes, constitutes and appoints Bank (and all persons designated by Bank) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes designated in Sub-paragraphs (A) through (P) of this Section 11, and, upon the occurrence and continuance of an Event of Default, Bank, or Bank's agent, in each Borrower's or Bank's name, may: (A) demand payment of the Accounts, (B) enforce payment of the Accounts, by legal proceedings or otherwise, (C) exercise all of each Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral, (D) settle, adjust, compromise, extend or renew the Accounts, (E) settle, adjust or compromise any legal proceedings brought to collect the

Accounts, (F) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Bank deems advisable, (G) discharge and release the Accounts and any other Collateral, (H) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (I) prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor, (J) prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts, (K) do all acts and things necessary, in Bank's reasonable discretion, to fulfill such Borrower's obligations under this Agreement, (L) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Bank on account of the Obligations, (M) endorse the name of such Borrower upon any chattel paper document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (N) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors, (O) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which such Borrower has access, and (P) notify post office authorities to change the address for delivery of such Borrower's mail to an address designated by Bank, receive and open all mail addressed to such Borrower, and, after removing all remittances and other proceeds of Collateral, forward the mail to such Borrower.

12.  MISCELLANEOUS
     -------------

     12.1  Modification of Agreement; Sale of Interest. This Agreement, the
           -------------------------------------------
Notes and each of the other Credit Documents may not be modified, altered or amended, except by an agreement in writing signed by each Borrower and Bank. Borrowers may not sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof including, without limitation, Borrowers' rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Borrowers hereby consent, except as otherwise provided in this Agreement, to Bank's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or of any portion hereof or thereof including, without limitation, Bank's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

     12.2  Attorneys' Fees and Expenses. If, at any time or times, whether prior
           ----------------------------
or subsequent to the date hereof, regardless of the existence of an Event of Default, Bank employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with each of the following:

           (A)  Loan Documents. The preparation of this Agreement and all of the
                --------------
     other Credit Documents or any amendment of or modification of this Agreement or any of the other Credit Documents.

           (B)  Loan Administration. The administration of this Agreement and
                -------------------
     each of the other Credit Documents and the transactions contemplated hereby and thereby.

          (C)  Litigation. Any litigation, contest, dispute, suit, proceeding or
               ----------
     action (whether instituted by Bank, Borrowers or any other Person) in any way relating to the

     Collateral, this Agreement, any of the other Credit Documents or Borrowers' affairs, but excluding any litigation between Borrowers and Bank as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party.

          (D)  Enforcement of Bank's Rights. Any attempt to enforce any rights
               ----------------------------
     of Bank against any Person, other than Borrowers, which may be obligated to Bank by virtue of this Agreement or any of the other Credit Documents including, without limitation, any guarantor of the Obligations and any Account Debtors.

          (E)  Protection of Collateral. Any attempt to inspect, verify,
               ------------------------
     protect, collect, sell, liquidate or otherwise dispose of the Collateral.

          (F)  Filings. The filing and recording of all documents required by
               -------
     Bank to perfect Bank's Liens in the Collateral including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording.

In any such event, the reasonable attorneys' fees actually incurred arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Bank or relating to any of the events or actions described in this Section 12.2 shall be payable, on demand, by Borrowers to Bank and shall be additional Obligations hereunder secured by the Collateral.
Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (other than Federal or state income taxes payable by Bank) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers shall pay all such taxes including, without limitation, any interest and/or penalty thereon, and shall indemnify and hold Bank harmless from and against liability in connection therewith. Notwithstanding the foregoing, Borrower's obligation to pay attorney's fees shall only be to the extent permitted by law.

     12.3  [Intentionally omitted]

     12.4  Waiver by Bank.  Bank's failure, at any time or times hereafter, to
           --------------
require strict performance by Borrowers of any provision of this Agreement or any of the other Credit Documents shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrowers under this Agreement or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Credit Documents and no Event of Default by Borrowers under this Agreement or any of the other Credit Documents shall be deemed to have been suspended or waived by Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Bank and directed to Borrowers.

     12.5  Severability. Wherever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.6  Parties. This Agreement and the other Credit Documents shall be
           -------
binding upon and inure to the benefit of the successors and assigns of Borrowers and Bank. This provision, however, shall not be deemed to modify Section 12.1 hereof.

     12.7  Conflict of Terms. The provisions of each of the other Credit
           -----------------
Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

     12.8  Waivers by Borrowers.  Except as otherwise provided for in this
           --------------------
Agreement or as required by applicable law, Borrowers waive (A) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrowers may in any way be liable, (B) notice prior to taking possession or control of the Collateral which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, and (C) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND BORROWERS.

     12.9  Authorization. Bank is authorized to make loans under the terms of
           -------------
this Agreement upon the request, either written or oral, in the name of Borrowers of the President or Chief Financial Officer of MNC or such other persons, from time to time, holding the offices or positions with Borrowers as designated in any separate borrowing or banking resolutions delivered by Borrowers to Bank and all loans made by Bank to Borrowers or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrowers and to have been made pursuant to duly authorized requests therefor.

     12.10 Governing Law.  THIS AGREEMENT HAS BEEN ACCEPTED BY BANK AT AND SHALL
           -------------
BE DEEMED TO HAVE BEEN MADE AT CLEVELAND, OHIO. THE LOANS PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID TO BANK AT 125 WEST 55 STREET, NEW YORK, NEW YORK 10019 (OR SUCH OTHER PLACE AS DESIGNATED TO BORROWERS), BUT THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH

THE LAWS OF THE STATE OF OHIO. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF OHIO AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO BORROWERS AT THE ADDRESS STATED IN SECTION 12.10(B) BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWERS WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN ANY JURISDICTION WHERE COLLATERAL IS LOCATED. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     12.11 Notices.  Except as otherwise provided herein, any notice required
           -------
hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon personal delivery, delivery by a nationally recognized overnight courier, or by facsimile, and addressed to the party to be notified as follows:

     (A)   If to Bank, at:      National Bank of Canada
                                One Cleveland Center, Suite 2430
                                1375 East 9th Street
                                Cleveland, Ohio  44114
                                ATTN:  Jack Jankovic
                                Fax: (216) 574-9236

           With a copy to:      Arter & Hadden LLP
                                1100 Huntington Bank Building
                                Cleveland, Ohio  44115
                                ATTN:  Eugene M. Killeen
                                Fax:  (216) 696-2645

     (B)   If to Borrowers,     Meridian National Corporation
                                805 Chicago Street
                                Toledo, Ohio  43611
                                ATTN:  Jim Rosino
                                Fax:  (419) 729-1217

           With a copy to:      Shumaker, Loop & Kendrick, LLP
                                1000 Jackson Street
                                Toledo, Ohio 43624
                                ATTN:  John W. Hilbert II
                                (419) 241-6894

           And to:              Jacob & Weingarten
                                2301 W. Big Beaver Road, Suite 777

                                Troy, Michigan 48084
                                ATTN:  Steve Schubiner
                                Fax:  (248) 649-2920

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10.

     12.12   Section Titles. The section titles and table of contents contained
             --------------
in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     12.13   Effectiveness of Agreement. This Agreement shall be effective only
             --------------------------
upon Bank's acceptance hereof.

     12.14.  No Novation.  Neither the execution of this Agreement, the Creditor
             ------------
Note, the Term Note or any other of the consummation of the transactions contemplated hereby shall be or be deemed to be a novation of the obligations of Borrowers under the Original Agreement (as heretofore amended) or the Original Credit Documents (as amended) executed in connection therewith. Instead, this Agreement is merely a restatement of the obligations thereunder after giving effect to certain agreed upon amendments by and between the parties.

     12.15.  Consent to Stock Purchase Agreement.  Bank hereby consents to the
             -----------------------------------
purchase by the Buyers of a controlling interest in the MNC pursuant to the Stock Purchase Agreement.

  IN WITNESS WHEREOF, the duly authorized officers of the parties to this Agreement have executed this Agreement this 3rd day of September, 1999.

MERIDIAN NATIONAL CORPORATION           OTTAWA RIVER STEEL CO.

By:  /s/ James L. Rosino                By:  /s/ James L. Rosino
     ---------------------------             ---------------------------
Its: Vice President - Finance           Its: Vice President - Finance
     ---------------------------             ---------------------------


EPI TECHNOLOGIES, INC.                  ENVIRONMENTAL PURIFICATION
                                        INDUSTRIES COMPANY, an Ohio General
By:  /s/ James L. Rosino                Partnership
     ---------------------------
Its: Vice President - Finance
     ---------------------------
                                        By:  National Purification, Inc.,
                                             General Partner

                                        By:  /s/ James L. Rosino
                                             ---------------------------
                                             James L. Rosino
                                        Its: Vice President - Finance


                                        AND


                                        By:  MEPI Corp.,
                                             General Partner

                                        By:  /s/ James L. Rosino
                                             ---------------------------
                                             James L. Rosino
                                             Its:  Vice President - Finance


NATIONAL BANK OF CANADA

By:  /s/ Jack Jankovic
     ---------------------------
Its: Vice President
     ---------------------------